Exhibit 99.2

Spire Global, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 25, 2025 Spire Global, Inc. (the “Company” or “Spire”) completed the previously announced divestiture of its Maritime Data Business Line (the “Maritime Business”) to Kpler Holding SA (the “Buyer”), a Belgian corporation for a purchase price of $233.5 million, less transaction costs, also subject to working capital adjustments and other customary closing adjustments under the terms of the Share Purchase Agreement dated November 13, 2024 (the “Transaction”). The Company has determined that the Maritime Business divested in the Transaction does not meet the definition of discontinued operations pursuant to Financial Accountings Standards Board Accounting Standards Codification 205 (ASC 205), “Presentation of Financial Statements."

The Maritime Business is engaged in aggregating, analyzing and delivering global vessel data obtained from space-based sensor networks for ship monitoring, ship safety and route optimization in the maritime industry. The Maritime Business includes, among other things, contracts with customers of the Company’s maritime AIS data tracking service (other than customers associated with the U.S. federal government), certain related supply agreements, personnel supporting the business, and the equity of exactEarth Ltd. Spire will retain its satellite network, technology and infrastructure and will continue to serve its aviation, weather and space services customers, along with the existing U.S. government portion of its maritime customer portfolio. The Share Purchase Agreement provides for the parties to enter into a Transition Services Agreement, pursuant to which the Seller will provide certain administrative and space-based technology data transition services to the Buyer for the period of time following the closing and a data supply agreement pursuant to which Buyer will provide certain data to the Company’s affiliate following the closing with regards to the retained customers associated with the U.S. federal government.

The Company used a portion of net proceeds from the Transaction to retire all outstanding debt and intends to use the remaining net proceeds from the Transaction for working capital needs, as well as in growth and innovation of its data analytics and service solutions.

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Transaction and resulting repayment of all outstanding debt. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the Transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, gives effect to the Transaction as if it had occurred on January 1, 2024, which is the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements were derived from and should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K/A for the year ended December 31, 2024, filed on April 4, 2025.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

Spire Global, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2024

(in thousands)

	As Reported	Maritime Business Divestiture Adjustment 2(a)		Transaction Accounting Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$19,206	$-		$218,413	2(b)	$128,488
				(109,131)	2(c)
Accounts receivable, net	11,926	-		-		11,926
Contract assets	785	-		-		785
Other current assets	3,278	-		-		3,278
Assets classified as held for sale	56,963	(56,963)		-		-
Total current assets	92,158	(56,963)		109,282		144,477
Property and equipment, net	63,338	-		-		63,338
Operating lease right-of-use assets	11,074	-		-		11,074
Goodwill	14,735	-		-		14,735
Other intangible assets	10,161	-		-		10,161
Other long-term assets, including restricted cash	2,109	-		-		2,109
Total assets	$193,575	$(56,963)		$109,282		$245,894
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,592	$-		$-		$11,592
Accrued wages and benefits	3,335	-		-		3,335
Long-term debt, current portion	93,936	-		(93,936)	2(c)	-
Contract liabilities, current portion	22,037	-		-		22,037
Other accrued expenses	13,026	-		(1,121)	2(b)	13,059
				(1,709)	2(c)
				2,863	2(d)
Liabilities associated with assets classified as held for sale	7,667	(7,667)		-		-
Total current liabilities	151,593	(7,667)		(93,903)		50,023
Long-term debt	4,618	-		(4,618)	2(c)	-
Contract liabilities, non-current	23,489	-		-		23,489
Contingent earnout liability	1,455	-		-		1,455
Deferred income tax liabilities	860	-		-		860
Warrant liability	13,641	-		-		13,641
Operating lease liabilities, net of current portion	9,598	-		-		9,598
Other long-term liabilities	8	-		-		8
Total liabilities	205,262	(7,667)		(98,521)		99,074
Stockholders’ equity
Common stock	3	-		-		3
Additional paid-in capital	536,184	-		1,937	2(e)	538,121
Accumulated other comprehensive (loss) income	(9,770)	13,191		-		3,421
Accumulated deficit	(538,104)	(62,487)	2(b)	219,534	2(b)	(394,725)
				(8,868)	2(c)
				(2,863)	2(d)
				(1,937)	2(e)
Total stockholders’ equity	(11,687)	(49,296)		207,803		146,820
Total liabilities and stockholders’ equity	$193,575	$(56,963)		$109,282		$245,894

Spire Global, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2024

(in thousands, except share and per share amounts)

	As Reported	Maritime Business Divestiture Adjustment 3(a)	Transaction Accounting Adjustments		Pro Forma
Revenue	$110,451	$(43,477)	$7,000	3(b)	$73,974
Cost of revenue	70,560	(14,559)	110	3(d)	56,111
Gross profit	39,891	(28,918)	6,890		17,863
Operating expenses:
Research and development	29,188	(2,903)	260	3(d)	26,545
Sales and marketing	22,220	(4,068)	1,567	3(d)	19,719
General and administrative	49,744	-	-		49,744
Loss on decommissioned satellites	3,447	-	-		3,447
Allowance for current expected credit loss on notes receivable	4,026	-	-		4,026
Total operating expenses	108,625	(6,971)	1,827		103,481
Loss from operations	(68,734)	(21,947)	5,063		(85,618)
Other income (expense):
Interest income	1,547	-	-		1,547
Interest expense	(20,358)	-	20,358	3(c)	-
Change in fair value of contingent earnout liability	(1,235)	-	-		(1,235)
Change in fair value of warrant liabilities	(5,254)	-	-		(5,254)
Issuance of stock warrants	(2,399)	-	-		(2,399)
Foreign exchange loss	(4,314)	35	-		(4,279)
Loss on extinguishment of debt	-	-	(8,868)	3(e)	(8,868)
Gain from sale of the Maritime Business	-	-	155,926	3(f)	155,926
Other expense, net	(1,912)	-	500	3(b)	(1,412)
Total other (expense) income, net	(33,925)	35	167,916		134,026
Loss (income) before income taxes	(102,659)	(21,912)	172,979		48,408
Income tax provision	159	-	2,863	3(g)	3,022
Net (loss) income	$(102,818)	$(21,912)	$170,116		$45,386
Basic net (loss) income per share	$(4.26)				$1.88
Weighted-average shares used in computing basic net (loss) income per share	24,159,770				24,159,770

Diluted net (loss) income per share	$(4.26)				$1.82
Weighted-average shares used in computing diluted net (loss) income per share	24,159,770				25,002,883

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.
Basis of Pro Forma Condensed Consolidated Financial Information Presentation

The unaudited pro forma condensed consolidated financial statements are based on Spire’s historical financial statements to give effect to the Transaction and reflect a resulting debt repayment. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the Transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, gives effect to the Transaction as if it had occurred on January 1, 2024, which is the beginning of the earliest period presented.

The unaudited pro forma financial information has been prepared by management in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X of the Securities Exchange Act of 1934, as amended, and is for illustrative and informational purposes only. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company's consolidated financial statements would have been had the Transaction been completed as of the dates indicated or will be for any future periods.

The Company's current estimates reflecting the Transaction are preliminary and could change as it finalizes accounting for the Transaction to be reported in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2025. The unaudited pro forma condensed consolidated financial data within the "Maritime Business Divestiture Adjustment" column does not purport to represent what the Maritime Business’s financial position and results of operations would have been had the Transaction occurred on the dates indicated, or to project the Maritime Businesses financial performance for any future period following the Transaction.

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(a)
The information in the “Maritime Business Divestiture Adjustment” column was derived from the balance sheet of the Maritime Business, which was obtained from the accounting records of Spire and is included in Assets classified as held for sale and Liabilities associated with assets classified as held for sale as of December 31, 2024. The assets of the Maritime Business classified as held for sale include: (i) working capital accounts, (ii) the property, plant and equipment, (iii) the estimated assigned goodwill to the Maritime Business based on the estimated relative fair values of the Maritime Business disposed of and the remaining Spire that was retained, (iv) the identifiable intangible assets which included customer relationships of the Maritime Business as defined in the Share Purchase Agreement, and (v) other non-current assets. The liabilities of the Maritime Business associated with assets classified as held for sale include working capital accounts. The equity of the Maritime Business includes net assets of the Maritime Business, as well as the write-off of the portion of accumulated other comprehensive loss related to foreign exchange for subsidiaries being divested.

Transactions Accounting Adjustments

(b)
Reflects the estimated cash proceeds and pre-tax gain on divestiture of the Maritime Business included in Accumulated deficit on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024, as a result of the completion of the Transaction. The pre-tax gain is the result of the difference between the estimated net cash proceeds from Transaction and the net carrying amount of the Maritime Business as of December 31, 2024, calculated as follows (amounts in thousands):

Cash received upon closing of the Transaction	$233,500
Less: Estimated transaction costs not recognized as of December 31, 2024	(13,966)
Pro forma adjustment to accumulated deficit	219,534

Less: Transaction costs recognized in liabilities as of December 31, 2024	(1,121)
Net proceeds from Transaction	218,413
Less: carrying value of Maritime Business disposal group	(62,487)
Pro forma pre-tax gain on divestiture of the Maritime Business	$155,926

Transaction costs consisted of certain employee bonuses costs incurred in connection with the Transaction, professional fees for advisory, legal and accounting services that are directly related to the sale of the Maritime Business.

The estimated pre-tax gain reflected herein is based on the net carrying amount of the Maritime Business as of December 31, 2024, and estimated cash proceeds from the Transaction. In accordance with the Sales Purchase Agreement, the sales consideration to be paid to Spire in connection with the Transaction is subject to certain customary adjustments following the closing of the Transaction. Additionally, the actual gain or loss will be determined based on the carrying value of the Maritime Business as of the actual closing date, and not as of December 31, 2024. As a result, these estimates may materially differ from the actual pre-tax gain on the Transaction recorded as of the closing date.

(c)
Reflects the portion of the cash proceeds from the Transaction (see note 2(b) above) to be used for the full redemption of outstanding loans and accrued interest as follows (amounts in thousands):

Long-term debt, current portion	$93,936
Unamortized debt issuance costs	4,510
Blue Torch term loan principal, current	98,446
Strategic Innovation Fund loans' principal, long term	4,618
Total repayment of loan principal	103,064
Repayment of accrued interest	1,709
Loan early termination and other fees	4,358
Total cash payments for extinguishment of debt	$109,131

As a result of these debt repayments, the Company reflected an estimated loss on extinguishment of debt, related to the write-off of unamortized debt issuance costs and early loan termination and other fees, included in Accumulated deficit on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024, as follows (amounts in thousands):

Loan early termination and other fees	$4,358
Write-off of unamortized debt issuance costs	4,510
Loss on extinguishment of debt	$8,868

The estimated cash payments for extinguishment of debt and estimated loss on extinguishment of debt are based on the outstanding balances as of December 31, 2024.

(d)
Reflects the estimated income tax liability of $2.9 million on gain on divestiture of the Maritime Business included in Other accrued expenses and Accumulated deficit on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024. The estimated income tax liability was calculated by using applicable statutory tax rates in the United States and Canada based on the taxable income for the year ended December 31, 2024, and estimated pre-tax gain on divestiture of the Maritime Business (see note 2(a) above). Actual income tax liability will be based on the taxable income for the year ended

December 31, 2025, and may materially differ from the estimated income tax liability included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31,2024.

(e)
Reflects the estimated incremental stock-based compensation expense included in Additional paid-in capital and Accumulated deficit on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024, resulting from the accelerated vesting of certain Maritime Businesses employee awards in connection with the closing of the Transaction.

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(a)
The information in the “Maritime Business Divestiture Adjustment” column was derived from the accounting records of Spire and represents the statements of operations of the Maritime Business, inclusive of revenue and costs directly attributable to the Maritime Business, as well as of amortization of customer relationships and trade names of the Maritime Business as defined in the Share Purchase Agreement. The Company has been operating at a loss and has accumulated net operating loss carryforwards, which are fully covered by valuation allowance.

Transactions Accounting Adjustments

(b)
Reflects an adjustment of $7.5 million to be received from the Buyer pursuant to a Transition Services Agreement executed between the Company and the Buyer in connection with the Transaction, which consists of: (i) $7.0 million of estimated revenue for data supply services granting license rights to the Buyer with respect to Spire’s Automatic Identification System (AIS) data, together with associated connectivity, service levels and support; and (ii) $0.5 million estimated reimbursement from the Buyer for Spire’s costs incurred in connection with providing other transitional services such as software, accounting, legal and human resources support services.

(c)
Reflects an adjustment to eliminate recorded Blue Torch term loan interest expense amounting to $20.4 million for the year ended December 31, 2024, including amortization of deferred debt issuance costs (see note 2(c) above), as if the repayment of the Blue Torch term loan had occurred on January 1, 2024.

(d)
Reflects the estimated incremental stock-based compensation expense (see Note 2(e) above) resulting from the accelerated vesting of certain Maritime Businesses employee awards in connection with the closing of the Transaction as if the Transaction had occurred on January 1, 2024.

(e)
Reflects loss on extinguishment of debt (see note 2(c) above), related to the write-off of unamortized debt issuance costs and early loan termination and other fees as a result of early debt repayment with proceeds from the Transaction, as if the repayment of the Blue Torch term loan and Strategic Innovation Fund loans had occurred on January 1, 2024.

(f)
Reflects the non-recurring pro forma pre-tax net gain on the Maritime Business divestiture (see note 2(b) above) as if the Transaction occurred on January 1, 2024. The estimated pre-tax gain is reflected as a non-recurring gain as part of total other (expense) income, net in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024.

(g)
Reflects the estimated income tax provision of $2.9 million (see note 2(d) above) on gain on divestiture of the Maritime Business. The estimated income tax liability was calculated based on the taxable income for the year ended December 31, 2024, and estimated pre-tax gain on divestiture of the Maritime Business (see note 2(b) above). Actual income tax provision will be based on the taxable income for the year ended

December 31, 2025, and may materially differ from the estimated income tax provision included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations as if the Transaction had occurred on January 1, 2024.

4. Pro Forma Net Income Per Share

The table below presents the calculation of pro forma combined basic and diluted net income per share of Spire common stock as if the Transaction had occurred on January 1, 2024, for the year ended December 31, 2024 (amounts in thousands, except share and per share amounts):

Pro forma net income	$45,386
Weighted-average shares used in computing basic net income per share	24,159,770
Pro forma net income per share, basic	$1.88

Dilutive potential common shares outstanding during a period
Stock options and 2021 Employee Stock Purchase Plan (ESPP)	127,412
Restricted stock units	715,701
Total dilutive potential common shares outstanding during a period	843,113
Weighted-average shares used in computing diluted net income per share	25,002,883
Pro forma net income per share, diluted	$1.82

** The following pro forma weighted potential common shares were excluded from the calculation of pro forma diluted net income per share due to their anti-dilutive effect:

Stock options and 2021 Employee Stock Purchase Plan (ESPP)	1,671,607
Restricted stock units	374,429
Liability classified Credit Agreement Warrants	1,058,940
Total	3,104,976